Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated September 22, 2015, relating to the financial statements and financial highlights which appear in the July 31, 2015 Annual Reports to Shareholders of iShares China Large-Cap ETF, iShares Core Aggressive Allocation ETF, iShares Core Conservative Allocation ETF, iShares Core Growth Allocation ETF, iShares Core Moderate Allocation ETF, iShares Core MSCI EAFE ETF, iShares Core MSCI Europe ETF, iShares Core MSCI Pacific ETF, iShares Core MSCI Total International Stock ETF, iShares Currency Hedged MSCI ACWI ETF, iShares Currency Hedged MSCI ACWI ex U.S. ETF, iShares Currency Hedged MSCI EAFE ETF, iShares Currency Hedged MSCI EAFE Small-Cap ETF, iShares Exponential Technologies ETF, iShares FactorSelect MSCI Global ETF, iShares FactorSelect MSCI International ETF, iShares FactorSelect MSCI Intl Small-Cap ETF, iShares FactorSelect MSCI USA ETF, iShares FactorSelect MSCI USA Small-Cap ETF, iShares Morningstar Multi-Asset Income ETF, iShares MSCI ACWI ETF, iShares MSCI ACWI ex U.S. ETF, iShares MSCI ACWI Low Carbon Target ETF, iShares MSCI All Country Asia ex Japan ETF, iShares MSCI Asia ex Japan Minimum Volatility ETF, iShares MSCI EAFE ETF, iShares MSCI EAFE Growth ETF, iShares MSCI EAFE Minimum Volatility ETF, iShares MSCI EAFE Small-Cap ETF, iShares MSCI EAFE Value ETF, iShares MSCI Europe Financials ETF, iShares MSCI Europe Minimum Volatility ETF, iShares MSCI Europe Small-Cap ETF, iShares MSCI International Developed Momentum Factor ETF, iShares MSCI International Developed Quality Factor ETF, iShares MSCI International Developed Size Factor ETF, iShares MSCI International Developed Value Factor ETF, iShares MSCI Japan Minimum Volatility ETF, iShares MSCI Kokusai ETF, iShares MSCI Qatar Capped ETF, iShares MSCI UAE Capped ETF, iShares MSCI USA Minimum Volatility ETF, iShares MSCI USA Momentum Factor ETF, iShares MSCI USA Quality Factor ETF, iShares MSCI USA Size Factor ETF, iShares MSCI USA Value Factor ETF, iShares North American Natural Resources ETF, iShares North American Tech ETF, iShares North American Tech-Multimedia Networking ETF, iShares North American Tech-Software ETF and iShares PHLX Semiconductor ETF, which are also incorporated by reference into the Registration Statement. We also consent to the references to us upnder the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

San Francisco, California

November 23, 2015